Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of the date set forth on the signature block, by and between Kim Roy (the “EXECUTIVE”), on one hand, and The Children’s Place, Inc. (hereinafter referred to as the “COMPANY”), on the other. The EXECUTIVE and the COMPANY are sometimes referred to herein individually as a “Party” and are collectively referred to herein as the “Parties.”

WHEREAS, the EXECUTIVE was employed by the COMPANY as an Executive Director;

WHEREAS, the Parties mutually agree that the EXECUTIVE’s service with the COMPANY and its predecessors, successors, assigns, affiliates and subsidiaries (collectively, the “COMPANY Entities”) in her capacity as an Executive Director of the COMPANY (the “Employment Separation”), was terminated effective July 6, 2026 (“Separation Date”); and

WHEREAS, the Parties mutually agree that the EXECUTIVE shall remain on the board of directors (the “Board”) of the COMPANY (the “Directorship Continuance”); and

WHEREAS, the Parties mutually wish to reflect their respective rights and obligations relating to the Employment Separation and the Directorship Continuance, effective as of the Effective Date (as set forth in Paragraph 6(c) of the Agreement).

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged hereby, and in consideration of the mutual covenants and undertakings set forth herein, the Parties agree as follows:

1.            Separation Payments; Board Compensation; Other Company Obligations.

(a) In consideration for the EXECUTIVE’s execution of this Agreement (including the Release (as defined in Paragraph 5(a) below)) and non-revocation of the Agreement, the COMPANY shall provide (or cause to be provided), for the benefit of the EXECUTIVE:

i.	the following separation payments (collectively, the “Separation Payments”): payment in the total amount of $525,000.00, less legally required tax withholdings, which amount shall be paid in nine installments as follows: (w) an initial installment of $75,000.00, commencing on the first regularly scheduled payday following the date that the Release becomes effective and irrevocable in accordance with its terms and subject to the terms contained herein; (x) an installment of $75,000.00, on the first regularly scheduled payday of the subsequent month; (y) six monthly installments of $50,000.00, on the first regularly scheduled payday of each subsequent month; and (z) one final installment of $75,000.00, on the first regularly scheduled payday of the final month (each such payment date, a “Separation Payment Date”). For the avoidance of doubt, the Separation Payments will be paid to the EXECUTIVE through the COMPANY’s payroll, less applicable tax withholding, on each of the Separation Payment Dates listed on Schedule A attached hereto. The EXECUTIVE agrees that the EXECUTIVE shall immediately notify the COMPANY of the EXECUTIVE’s commencement of other employment or engagement whether as an employee or consultant, whether with another entity, person or other third party or on his or her own behalf (collectively, the “Other Engagement”). For all purposes hereof Other Engagement shall not include any position in which Executive devotes less than ten hours per week of her time. Upon commencement of an Other Engagement, the COMPANY’s payment obligations and the Employee’s entitlement to salary continuation pursuant to this Paragraph 1(a) shall automatically and unconditionally be reduced by the amount of salary or other like annual remuneration the EXECUTIVE receives or accrues from such Other Engagement during the nine (9) month severance period. Payment of the Separation Payments to the EXECUTIVE shall constitute a full and valid discharge of the COMPANY’s separation payment obligation pursuant to this Agreement. In the event COMPANY fails to make any Separation Payment when due, and such failure continues for at least thirty (30) days, all remaining unpaid Separation Payments shall become immediately due and payable to EXECUTIVE.

ii.	pursuant to the Directorship Continuance, beginning as of the Separation Date and for as long as EXECUTIVE remains as a member of the Board, EXECUTIVE shall receive compensation in connection with her service as a non-employee member of the Board, that is consistent with the compensation received by the other non-employee members of the Board (the “Board Compensation Payments”). The Board Compensation Payments will be paid to the EXECUTIVE on a quarterly basis, less applicable tax withholding.

iii.	in accordance with COMPANY’s annual management incentive plan for the 2026 fiscal year (“Fiscal 2026”), in the event any senior executive of COMPANY is evaluated by the Human Capital & Compensation Committee (the “HC&C Committee”) of the Board to receive a bonus payment for Fiscal 2026, EXECUTIVE shall be included in the HC&C Committee’s evaluation process to determine if EXECUTIVE would receive a bonus payment. In the event such a bonus payment to EXECUTIVE is approved by the HC&C Committee, such amount shall be paid, less legally required tax withholding, on the date that the COMPANY makes the bonus payment to other senior executives of the COMPANY (the “Bonus Payment”). With respect to the payment set forth in this Paragraph 1(a)(iii), the COMPANY anticipates that no Bonus Payment shall be made to the EXECUTIVE for Fiscal 2026.

(b) The Separation Payments, Board Compensation Payments, Bonus Payment and other consideration described herein represents a settlement of any and all claims the EXECUTIVE or any of the EXECUTIVE Releasing Parties (as defined in Paragraph 5(a)) have or ever had against the COMPANY or any of the COMPANY Released Parties (as defined in Paragraph 5(a)) from the beginning of time to the Effective Date of this Agreement, except for the Indemnification Rights (as defined in Paragraph 4) and the Executive Protections (as defined in Paragraph 5(d)).

(c) For the avoidance of doubt, in the event EXECUTIVE leaves her service as a non-employee member of the Board, whether such departure is voluntary or involuntary, (i) EXECUTIVE’s Board Compensation Payments shall terminate as of such departure date, and (ii) such departure shall have no effect on the Separation Payments or the Bonus Payment, and EXECUTIVE shall continue to be entitled to the Separation Payments and Bonus Payment, as applicable.

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(d) The EXECUTIVE acknowledges and agrees that: (i) the Separation Payments, Board Compensation Payments, Bonus Payment and other consideration that she is receiving pursuant to this Agreement constitute just and sufficient consideration for the waivers, releases, and promises set forth herein; (ii) the consideration set forth in this Agreement constitutes full accord and satisfaction for all amounts due and owing to the EXECUTIVE, including, but not limited to, all salary, draw, incentive compensation, commissions, bonuses, wages, overtime, expense reimbursements, or other payments or forms of remuneration of any kind or nature, except for the Accrued Obligations (as defined in Paragraph 4), the Indemnification Rights (as defined in Paragraph 4), and the Executive Protections (as defined in Paragraph 5(d)); and (iii) the EXECUTIVE has consulted with an attorney before executing this Agreement.

2.            Equity or Cash Based Compensation Forfeiture. The EXECUTIVE and the COMPANY further acknowledge and agree that, subject to payments under Paragraph 1, the EXECUTIVE hereby has no right to and/or forfeits any rights to, and the COMPANY has no obligations to the EXECUTIVE in respect of (a) any restricted stock units of the COMPANY’s common stock other than stock previously vested to EXECUTIVE, or (b) any cash based long term incentive awards, in each case that were otherwise scheduled to vest after the Separation Date.

3.            COBRA Subsidy. [Intentionally omitted.]

4.            Accrued Obligations. Regardless of whether or not the EXECUTIVE executes this Agreement, and in addition to amounts to be paid under this Agreement, the COMPANY shall pay to the EXECUTIVE (i) her earned but unpaid base salary through July 10, 2026, to be paid on the first regularly scheduled payroll date following July 10, 2026, and (ii) EXECUTIVE shall continue to participate in the COMPANY-sponsored benefit plans in accordance with the terms of such plans through the Separation Date (the foregoing, collectively the “Accrued Obligations”). For the avoidance of doubt, with respect to all acts or omissions of the EXECUTIVE which occurred prior to the Separation Date, the COMPANY agrees to continue to indemnify the EXECUTIVE to the same extent that the EXECUTIVE was indemnified prior to the Separation Date and that the EXECUTIVE shall retain the benefit of all directors and officers liability insurance and coverage maintained by the COMPANY with respect to claims made during the period provided by the COMPANY’s current policy and to the extent provided by any future policy from time to time maintained by the COMPANY with respect to other former executives of the Company, in each case on the terms and conditions of such policy (collectively, the “Indemnification Rights”). Nothing in this Agreement shall be construed as a waiver of or amendment to the EXECUTIVE’s Indemnification Rights.

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5.            Release by the EXECUTIVE.

(a) In exchange for the Separation Payments, Board Compensation Payments, Bonus Payment, and the release provided by the COMPANY and the other COMPANY Releasing Parties pursuant to Paragraph 7, and the COMPANY’s and the other COMPANY Entities’ other covenants pursuant to this Agreement, upon the Effective Date, the EXECUTIVE, for herself and on behalf of her spouse, domestic partner, children, present and former representatives, agents, advisors, attorneys, predecessors, successors, insurers, administrators, heirs, executors, assigns, trusts, trustees and beneficiaries, and all others acting or purporting to act on her behalf (collectively, the “EXECUTIVE Releasing Parties”), hereby unconditionally and irrevocably waives, releases and forever discharges the COMPANY, the other COMPANY Entities, and each of their respective predecessors, successors, assigns, parent companies, subsidiaries, and affiliates, and in their official capacities as such, each of their respective current and former agents, advisors, representatives, beneficiaries, executors, administrators, insurers, reinsurers, sureties, auditors, attorneys, officers, directors, employees, employee benefit programs (and trustees, administrators, fiduciaries, and insurers of such programs), and all others acting or purporting to act on their behalf, past and present (collectively, the “COMPANY Released Parties”), from any and all debts, demands, actions, causes of action, complaints, suits, accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, which the EXECUTIVE Releasing Parties have, or ever had, against the COMPANY Released Parties, from the beginning of time to the Effective Date, except as otherwise set forth in Paragraph 5(d) (which carves out the Executive Protections, as that term is defined in Paragraph 5(d)). Without limiting the generality of the foregoing, this waiver, release, and discharge includes, but is not limited to, any claim or right based upon or arising out of or relating in any way to the EXECUTIVE’s employment relationship or any other associations with the COMPANY Entities or any termination thereof, including, but not limited to, the Change in Control Severance Agreement between the COMPANY and EXECUTIVE and any awards with respect to the COMPANY’s common stock, any claim for wrongful discharge, harassment, race discrimination, gender discrimination, national original discrimination, hostile and/or toxic work environment, retaliation, or any claim or right arising under any federal, state, or local fair employment practices or equal opportunity laws, including, but not limited to the following federal laws and, as applicable, the laws of the state and/or city in which the EXECUTIVE is or has been employed the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act (including, but not limited to, claims for breach of fiduciary duty), the Fair Labor Standards Act (“FLSA”), as amended, the Occupational Safety and Health Act of 1970 (“OSHA”), the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 (“ADEA”), claims for individual relief under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, the New York State Human Rights Law, New York State Constitution, New York Labor Law, New York Civil Rights Law, New York City Human Rights Law, New York Executive Law, the New Jersey Civil Rights Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Fair Credit Reporting Act, the New Jersey Paid Sick Leave Act, the New Jersey Smokers’ Rights Law, the New Jersey Genetic Privacy Act, the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, the New Jersey Public Employees’ Occupational Safety and Health Act, the New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, the New Jersey Minimum Wage Law, the Equal Pay Law for New Jersey, the New Jersey Conscientious Employee Protection Act or any other federal, state, or local constitutions, statutes, regulations, ordinances, or laws, including, but not limited to, any and all laws or regulations prohibiting employment discrimination, harassment or retaliation. From and after the Effective Date, any COMPANY Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof. This releases all Claims including those of which the EXECUTIVE is not aware and those not mentioned in this Agreement up to the date of the execution and delivery of this Agreement to COMPANY. The EXECUTIVE expressly acknowledges and agrees that, by entering into this Agreement, the EXECUTIVE is releasing and waiving any and all Claims, including, without limitation, claims that the EXECUTIVE may have arising under ADEA, which have arisen on or before the date of the EXECUTIVE’s execution and delivery of this Agreement to COMPANY. The release set forth in this Paragraph 5(a) is hereinafter referred to as the “Release”.

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(b) The EXECUTIVE acknowledges that she may later discover facts different from, or in addition to, those she now knows or believes to be true with respect to her employment, the separation from her employment (including the reasons for such separation), and/or the claims released in this Agreement, and agrees that the Release shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts.

(c) The EXECUTIVE acknowledges and agrees, that, except as prohibited by law, she hereby waives any right that she may have to seek or to share in any relief, monetary or otherwise, relating to any claim released in the Release, whether such claim was initiated by her or not. To the extent the EXECUTIVE receives any such relief, the COMPANY will be entitled to an offset for any payments made under this Agreement, except as prohibited by law.

(d) Notwithstanding anything to the contrary set forth in this Paragraph 5, the Release shall not include the following matters: (i) the Accrued Obligations or obligations created by or arising out of this Agreement; (ii) unemployment, state disability, and/or worker’s compensation insurance benefits pursuant to the terms of applicable law; (iii) any benefits entitlements that were vested as of the Separation Date pursuant to the terms of any COMPANY-sponsored benefit plan (which benefits entitlements, for the avoidance of doubt, do not include any bonus payments, deferred or otherwise, or any paid time off nor restricted stock units forfeited pursuant to Paragraph 2); (iv) any claim not waivable by law; (v) any claim or right that may arise after the Effective Date; and (vi) the Indemnification Rights. In particular, for the avoidance of doubt, nothing in this Agreement shall be construed as a waiver of the EXECUTIVE’s right to bring any whistleblower claim that cannot be waived as a matter of law or from making a claim that does not include a request for monetary relief with any governmental agency or from participating in an administrative, legislative, or judicial proceeding concerning harassment or discrimination if she has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or legislature. Without limiting the generality of the foregoing, nothing in this Agreement or otherwise limits the EXECUTIVE’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Department of Justice, the U.S. Securities and Exchange Commission (the “SEC”), Nasdaq, or any other self-regulatory organization or other federal, state, or local governmental agency or commission (a “Government Agency”) regarding possible legal violations, without disclosure to any COMPANY Entity.  The COMPANY Entities may not retaliate against the EXECUTIVE for any of these activities, and nothing in this Agreement requires the EXECUTIVE to waive any monetary award or other payment that the EXECUTIVE might become entitled to from the SEC or any other Government Agency.  Further, nothing in this Agreement precludes the EXECUTIVE from filing a charge with a Government Agency.  In addition, notwithstanding the EXECUTIVE’s confidentiality obligations set forth in this Agreement, the EXECUTIVE understands that, pursuant to the Defend Trade Secrets Act of 2016, the EXECUTIVE will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (I) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (II) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The EXECUTIVE also understands that if the EXECUTIVE files a lawsuit for retaliation by any COMPANY Entity for reporting a suspected violation of law, the EXECUTIVE may disclose the trade secret to the EXECUTIVE’s attorney and use the trade secret information in the court proceeding, if the EXECUTIVE (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. The EXECUTIVE understands that if a disclosure of trade secrets was not done in good faith pursuant to the above, then the EXECUTIVE may be subject to liability to the fullest extent provided by applicable law. Each of the protections and exceptions set forth in this Paragraph 4(d) shall constitute an “Executive Protection”, and collectively, shall constitute the “Executive Protections”.

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(e) Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with the EXECUTIVE’s protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement.

6.            Consultation with Counsel and Voluntariness of Agreement.

(a) The EXECUTIVE acknowledges that the COMPANY has advised the EXECUTIVE in writing to consult with an attorney at the EXECUTIVE’s own expense prior to executing this Agreement. The EXECUTIVE further acknowledges that, to the extent desired, the EXECUTIVE has consulted with the EXECUTIVE’s own attorney in reviewing this Agreement, the EXECUTIVE has carefully read and fully understands all the provisions of this Agreement, and that the EXECUTIVE is voluntarily entering into this Agreement.

(b) The EXECUTIVE further acknowledges and agrees that the EXECUTIVE has had a period of at least twenty-one (21) days in which to consider the terms of this Agreement and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.

(c) Unless revoked as provided below, this Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery of this Agreement to the COMPANY by the EXECUTIVE (the “Effective Date”). The parties to this Agreement understand and agree that the EXECUTIVE may revoke this Agreement after having executed and delivered it to the Employer by so advising the COMPANY in writing no later than 11:59 p.m. on the seventh (7th) day after the EXECUTIVE’s execution and delivery of this Agreement to the COMPANY. If the EXECUTIVE revokes this Agreement, it shall not be effective or enforceable, and the EXECUTIVE shall not be entitled to the payments or benefits set forth in Paragraph 1 of this Agreement.

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7.            Release by the COMPANY. In exchange for the for the Release provided by the EXECUTIVE described in Paragraph 5(a), and the EXECUTIVE’s other covenants pursuant to this Agreement, effective from and after the Effective Date, the COMPANY, for itself and on behalf of the other COMPANY Entities and their respective present and former representatives, officers, agents, advisors, attorneys, predecessors, successors, insurers, administrators, heirs, executors, assigns, trusts, trustees and beneficiaries, and all others acting or purporting to act on its or their behalf (collectively, the “COMPANY Releasing Parties”), hereby unconditionally and irrevocably waives, releases, and forever discharges the EXECUTIVE and each of her current and former agents, advisors, representatives, successors, assigns, beneficiaries, executors, administrators, insurers, reinsurers, sureties, attorneys, and all others acting or purporting to act on her behalf, past and present (collectively, the “EXECUTIVE Released Parties”), from any and all debts, demands, actions, causes of action, complaints, suits, accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, which the COMPANY Releasing Parties have, or ever had, against the EXECUTIVE Released Parties, from the beginning of time to the Effective Date. From and after the Effective Date, any EXECUTIVE Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof. Notwithstanding anything to the contrary set forth in this Paragraph 7, this release shall not include the following matters: (i) obligations created by or arising out of this Agreement; (ii) any claim not waivable by law; (iii) any claims relating to criminal fraud or other criminal activities or (iv) any claim or right that may arise after the Effective Date. The COMPANY, for itself and on behalf of the other COMPANY Releasing Parties, acknowledges that it or any of the other COMPANY Releasing Parties may later discover facts different from, or in addition to, those they now know or believe to be true with respect to the EXECUTIVE’s employment, the separation from her employment (including the reasons for such separation), and/or the claims released in this Agreement, and the COMPANY, for itself and on behalf of the other COMPANY Releasing Parties, agrees that the general release set forth in this Paragraph 7 shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts except as otherwise set forth in this Paragraph 7.

8.            Section 409A of the Internal Revenue Code.

(a) It is intended that payments and benefits made or provided under this Agreement shall comply with or be exempt from Section 409A of the Internal Revenue Code (the “Code”). Any payments that qualify for the “short-term deferral” exception, the separation pay exception, legal settlements exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of Section 409A of the Code, if an amount is paid in two or more installments, each installment shall be treated as a separate payment of compensation. In no event may the EXECUTIVE, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that the EXECUTIVE executes this Agreement) shall be paid in the later taxable year.

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(b) Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the EXECUTIVE’s lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

9.            Resignation; Separation from Employment; No Future Employment.

(a) The EXECUTIVE hereby unconditionally and irrevocably resigns, effective as of the Separation Date, from all offices, titles, positions and appointments at the COMPANY Entities, including as a manager, officer, employee, committee member or trustee, except that EXECUTIVE shall continue to serve as a non-employee member of the Board.

(b) The EXECUTIVE agrees that her employment with the COMPANY and any of the COMPANY Released Parties shall be severed, effective as of the Separation Date, (i) except that EXECUTIVE shall continue to serve as a non-employee member of the Board, and (ii) except with respect to the continuing obligations described in Paragraph 14 below.

(c) The EXECUTIVE agrees that no COMPANY Entity has any obligation to (i) re-employ her, or (ii) retain EXECUTIVE as a non-employee member of the Board. The EXECUTIVE understands and agrees that she has no right to any reinstatement or re-employment by any COMPANY Entity at any time.

10.          Mutual Non-Disparagement. The EXECUTIVE agrees not to make any disparaging statements, comments, or remarks, whether written or oral (collectively, “Disparaging Statements”), to employees or affiliates of the COMPANY Entities, or to any third party, regarding the COMPANY or any other COMPANY Entities or any of their respective officers, directors or Mithaq Capital SPC and its affiliates (including Mithaq Holding Company and its affiliates) or, in their capacity as such, their employees, agents, representatives, administrators, attorneys, advisors, except (a) on a confidential basis to her attorneys, advisors, or immediate family, provided that the EXECUTIVE does not direct, encourage, or request that these individuals violate her obligations under this Paragraph 10, and the EXECUTIVE will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 10 to the extent reasonably necessary to correct or refute such Disparaging Statement, or (e) pursuant to the exercise of the Indemnification Rights or the Executive Protections. “Disparaging” statements, comments, suggestions, or remarks are those that are defamatory or that, directly or indirectly, impugn in any manner the character, honesty, integrity, morality, ethics, or business acumen or abilities of the individual or entity at issue, including, without limitation, in any press release, official statement, or filing. The COMPANY, on behalf of itself and the COMPANY Entities, agrees that its current directors and, during the period of their service with the COMPANY or the applicable COMPANY Entity, its current officers (within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall not, and the COMPANY agrees to instruct its Senior Leadership (i.e., the individuals identified as Senior Leadership on the COMPANY’s public website as of February 12, 2026) not to, make any Disparaging Statements to employees or affiliates of the COMPANY Entities, or to any third party, regarding the EXECUTIVE, or her advisors or attorneys, except (a) on a confidential basis to their attorneys and other advisors, provided that they do not direct, encourage, or request that these individuals violate the COMPANY’s, the COMPANY Entities’ or their obligations under this Paragraph 10, and the COMPANY and the other COMPANY Entities will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 10 to the extent reasonably necessary to correct or refute such Disparaging Statement, and (e) on a confidential basis to the COMPANY’s auditors.  Notwithstanding the foregoing, nothing herein prohibits any person from providing truthful testimony in response to lawful legal process as part of an investigation or lawsuit, and nothing herein prohibits the COMPANY’s directors and officers from discussing privately and in confidence the EXECUTIVE or her work between or among one another.

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11.          Cooperation. The EXECUTIVE agrees, upon reasonable notice from the COMPANY (while preserving all applicable privileges), to provide truthful and reasonable cooperation, including but not limited to her appearance at interviews with the COMPANY’s counsel (in the presence of counsel to the EXECUTIVE), depositions and court or arbitration hearings, (a) in connection with the defense or prosecution of any and all charges, complaints, claims, liabilities, obligations, promises, agreements, demands, and causes of action of any nature whatsoever, which are asserted by any person or entity concerning or related to any matter that arises out of or concerns events or occurrences during the EXECUTIVE’s employment with the COMPANY, and (b) for 120 days following the Separation Date, concerning requests for information about the business of the COMPANY Entities or the EXECUTIVE’s involvement or participation therein, in each case, for which the EXECUTIVE has material information that is not otherwise reasonably available to the COMPANY. The COMPANY agrees that any requests for cooperation made pursuant to this Paragraph 10 will be reasonable and done in a business-like fashion. The COMPANY further agrees that it will use its best efforts to coordinate with the EXECUTIVE and her counsel and to allow the EXECUTIVE to satisfy the COMPANY’s requests in the least burdensome manner available, e.g., all interviews shall be conducted via telephone or video conference. In the event the COMPANY asks for EXECUTIVE’s cooperation in accordance with this Paragraph 11, the COMPANY will reimburse EXECUTIVE for reasonable time and expenses (including travel expenses at the class of travel she was provided immediately prior to the Separation Date and reasonable legal expenses and attorneys’ fees incurred) upon EXECUTIVE’s submission of appropriate documentation. Any cooperation requested by the COMPANY shall be subject to EXECUTIVE’s business and personal commitments, and EXECUTIVE shall not be required to cooperate against her own legal interests or the legal interests of any subsequent employer. Should the EXECUTIVE be served with a subpoena in any judicial, administrative, or other proceeding of any kind involving or relating, directly or indirectly, to the COMPANY Entities, the EXECUTIVE agrees to promptly, and in no event later than five (5) business days after receipt thereof, notify COMPANY of such subpoena and, to the extent legally permissible, and unless requested to maintain it as confidential by a government agency or department or self-regulatory organization, provide COMPANY with a copy thereof.

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12.          Return of Company Property. The EXECUTIVE understands and agrees that, whether the EXECUTIVE signs this Agreement or not, and as a prior condition to receiving the consideration set forth in Paragraph 1, the EXECUTIVE must return to the COMPANY all laptops, tablets, cellular telephones, iPads, iPhones, blackberries and other smartphones, keys, locks, credit cards, documents, records, materials, and other information of any type whatsoever that is the property of the COMPANY or its affiliates. The EXECUTIVE further agrees that the EXECUTIVE must not retain and shall immediately return any copies, images, or reproductions of correspondence, memoranda, reports, financial information, notebooks, drawings, photographs, or other documents relating in any way to the affairs of the COMPANY, its affiliates or their respective vendors. The EXECUTIVE acknowledges and agrees that her receipt of the payment described in Paragraph 1 is conditioned upon her delivery of a written notice to the COMPANY representing and warranting that she has complied with her obligations set forth in this Paragraph 12.

13.          Non-Admission of Liability. The EXECUTIVE and the COMPANY agree that they have entered into this Agreement in compromise of disputed claims and that entry into this Agreement is not an admission of any liability or wrongdoing on the part of the EXECUTIVE, the COMPANY, or any of the COMPANY Released Parties. The COMPANY and the COMPANY Released Parties deny any liability, committing any wrongdoing, or violating any legal duty with respect to the EXECUTIVE, the EXECUTIVE’s employment, or the EXECUTIVE’s separation from employment. The EXECUTIVE denies any liability, committing any wrongdoing, or violating any legal duty with respect to the COMPANY Entities or the EXECUTIVE’s employment.

14.          Survival of Work Product and Confidentiality Agreement and Arbitration Agreement; Non-Competition. The EXECUTIVE and the COMPANY acknowledge and agree that, to the maximum extent permitted by applicable law, the Confidentiality, Work Product, and Non-solicitation Agreement signed by the EXECUTIVE on or about March 9, 2026 (the “Confidentiality Agreement”) and the Mutual Agreement to Arbitration Claims signed by the EXECUTIVE on or about March 10, 2026 (the “Arbitration Agreement”) shall survive the Separation Date, and the EXECUTIVE shall continue to be bound by the terms of said Confidentiality Agreement and Arbitration Agreement prior to, on and following the Separation Date. In addition, the EXECUTIVE agrees that for a period of twelve (12) months following the Separation Date, the EXECUTIVE, will not, without the express prior written consent of the COMPANY, anywhere, either directly or indirectly, whether alone or as an owner, shareholder, partner, member, joint venture, officer, director, consultant, independent contractor, agent, employee or otherwise of any company or other business enterprise, assist in, engage in, be connected with or otherwise provide services or advice to, any business that is competitive with that of the Company. A “business that is competitive with that of the Company” is one that designs, manufactures, contracts to manufacture or sells exclusively (meaning to the exclusion of non-children’s products) children’s apparel, children’s footwear or children’s accessories primarily at retail (each, a “Children’s Business”); provided, that, in the event that an entity has retail lines of business which are not an exclusively Children’s Business, the EXECUTIVE shall be permitted to engage with such entity so long as the EXECUTIVE is not engaged in an exclusively Children’s Business. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the EXECUTIVE’s ownership of less than 1% of the outstanding shares of any publicly traded corporation that conducts a business competitive with that of the Company. For the avoidance of doubt the above restrictions do not apply to any business primarily engaged in the manufacturing, importing or selling children’s apparel, children’s footwear or children’s accessories exclusively at wholesale.

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15.          Remedies. The Parties both acknowledge and agree that the restrictions and agreements contained in Paragraphs 10, 11, 12 and 14, in view of the nature of the business in which each is engaged, are reasonable, necessary, and in the other Party’s best interests in order to protect the legitimate interests of the other Party, and that any material violation thereof shall be deemed to be a material breach of this Agreement, and that the non-breaching Party shall be entitled to pursue any and all remedies available to it in a court or tribunal of competent jurisdiction including, but not limited to, application for temporary, preliminary, and permanent injunctive relief, without the requirement to post a bond, as well as damages, and an equitable accounting of all earnings, profits, and other benefits arising from such violation.

16.          Fees and Costs. With the exception of the Separation Payments, Board Compensation Payments, Bonus Payment and Indemnification Rights, and as set forth in Paragraphs 4, 5(d), 11, 22, and 23, each Party shall bear its own attorneys’ fees and any other costs incurred in respect of this Agreement and any matter arising hereunder or thereunder.

17.          No Pending or Future Lawsuits. The EXECUTIVE represents that the EXECUTIVE has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against any COMPANY Released Party. The EXECUTIVE also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against any COMPANY Released Party, and that she has not assigned the rights to file any claim released under Paragraph 5(a). The COMPANY, on behalf of itself and the other COMPANY Releasing Parties, represents that neither it nor any of the COMPANY Releasing Parties has any lawsuits, claims or actions pending in its or any of their names or on behalf of any other person or entity against the EXECUTIVE Released Parties. The COMPANY, on behalf of itself and the other COMPANY Releasing Parties, also represents that neither it nor the COMPANY Releasing Parties intends to bring any claims on their own behalf or on behalf of any other person or entity against the EXECUTIVE Released Parties, and that they have not assigned the rights to file any claim released under Paragraph 7.

18.          No Outstanding Claims. By signing the Agreement, the EXECUTIVE acknowledges that the EXECUTIVE is not due to receive other compensation or benefits from any COMPANY Released Party other than as set forth in this Agreement. The EXECUTIVE affirms that the EXECUTIVE has no known workplace injuries or occupational diseases which would be compensable under the workers’ compensation laws of any state, and that the EXECUTIVE has been provided and/or has not been denied or retaliated against for requesting or taking any leave under any applicable leave laws, including but not limited to the Family and Medical Leave Act or any similar state or local law providing for such leave.

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19.          No Representation or Reliance. By executing this Agreement, the EXECUTIVE acknowledges that: (a) the EXECUTIVE is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (b) the EXECUTIVE has made her own investigation of the facts and is relying solely upon the EXECUTIVE’s own knowledge or the advice of the EXECUTIVE’s own legal counsel; (c) the EXECUTIVE knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (d) the EXECUTIVE is entering into this Agreement freely and voluntarily; and (e) the EXECUTIVE has carefully read and understood all of the provisions of this Agreement. By executing this Agreement, the COMPANY acknowledges that: (a) the COMPANY is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (b) the COMPANY has made its own investigation of the facts and is relying solely upon the COMPANY’s own knowledge or the advice of the COMPANY’s own legal counsel; (c) the COMPANY knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (d) the COMPANY is entering into this Agreement freely and voluntarily; and (e) the COMPANY has carefully read and understood all of the provisions of this Agreement. Both the EXECUTIVE and the COMPANY stipulate that the COMPANY and the EXECUTIVE are relying upon these representations and warranties in entering into this Agreement. These representations and warranties shall survive the execution of this Agreement.

20.          Entire Agreement; Modification. This Agreement and the Agreements referenced in Paragraph 14 constitute the entire agreement between the Parties and override and replace all prior negotiations and terms proposed or discussed, whether in writing or orally, about the subject matter hereof. No modification of this Agreement will be valid unless it is in writing identified as an amendment to the Agreement and is signed by the Parties hereto.

21.          Acknowledgements.

(a) Each Party acknowledges that it or she has read and understands this Agreement and that it or she has had the opportunity to consult with its or her attorneys before signing this Agreement. The EXECUTIVE represents and warrants that the EXECUTIVE has presented her independent legal counsel of her own choosing with this Agreement, that the EXECUTIVE’s counsel has had the opportunity to review this Agreement, and that the EXECUTIVE is executing this Agreement of her own free will after having received advice from counsel regarding the execution of this Agreement. The EXECUTIVE acknowledges that her counsel has had adequate opportunity to make whatever investigation or inquiry they might deem necessary or desirable in connection with the subject matter of this Agreement prior to her executing it and prior to the delivery and acceptance of the Separation Payments, Board Compensation Payments and, if applicable, the Bonus Payment specified in Paragraph 1. The EXECUTIVE further acknowledges that she is entering into this Agreement of her own free will, without reservation, and that she is acting under no force or duress or coercion of any kind or character in so doing. The EXECUTIVE also represents that she has reviewed this Agreement carefully, that she understands all the terms used herein, and that she understands the significance of such terms, both factual and legal. The COMPANY represents and warrants that the COMPANY has presented its independent legal counsel of its own choosing with this Agreement, that the COMPANY’s counsel has had the opportunity to review this Agreement, and that the COMPANY is executing this Agreement of its own free will after having received advice from counsel regarding the execution of this Agreement. The COMPANY acknowledges that its counsel has had adequate opportunity to make whatever investigation or inquiry they might deem necessary or desirable in connection with the subject matter of this Agreement prior to the COMPANY executing it. The COMPANY further acknowledges that it is entering into this Agreement of its own free will, without reservation, and that it is acting under no force or duress or coercion of any kind or character in so doing. The COMPANY also represents that it has reviewed this Agreement carefully, that it understands all the terms used herein, and that it understands the significance of such terms, both factual and legal.

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(b) The EXECUTIVE acknowledges and agrees that she is subject to The Children’s Place, Inc. Clawback Policy, including the Addendum to Clawback Policy, effective as of August 10, 2023 (the “Clawback Policy”). The EXECUTIVE acknowledges and agrees to abide by the terms of the Clawback Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Clawback Policy) to the COMPANY as may be required by applicable law or stock exchange regulations. Furthermore, the EXECUTIVE acknowledges and agrees that she will return any other compensation to the COMPANY as may be required by applicable law or stock exchange regulations.

22.          Governing Law and Mandatory Dispute Resolution Forum.

(a) This Agreement is governed by and shall be construed in accordance with the laws of the State of New Jersey and United States federal law, to the extent applicable, including any applicable statutes of limitation, without regard to any otherwise applicable principles of conflicts of law or choice of law rules (whether of the State of New Jersey or any other jurisdiction) that would result in the application of the substantive or procedural rules or law of any other jurisdiction.

(b) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to final and binding arbitration as the sole and executive remedy for such controversy or dispute pursuant to the Arbitration Agreement. Notwithstanding the foregoing, this Agreement shall not require the Parties to arbitrate any claims pursuant to this Agreement: (i) under a COMPANY benefit plan subject to ERISA, (ii) any claim as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof, or (iii) any claim by the COMPANY or the EXECUTIVE for injunctive relief. It is the Parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator. This Paragraph 22 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. The Parties agree that the fact of any dispute, the arbitration proceedings and any information exchanged by the Parties in connection with the arbitration shall be kept confidential and shall not be disclosed to third parties (other than to legal counsel and other advisors or witnesses as necessary in connection with the arbitration).

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23.          Remedies for Breach.

(a) In the event that the EXECUTIVE or any EXECUTIVE Releasing Party brings an action against the COMPANY or any COMPANY Released Party based on any released claims, or in the event that the EXECUTIVE breaches this Agreement, the COMPANY and any COMPANY Released Party may, at its option and as applicable (i) plead this Agreement in bar to any such action; and (ii) seek any and all remedies available at law or in equity, including injunctive relief and monetary damages, costs and reasonable attorneys’ fees.

(b) In the event that the COMPANY or any COMPANY Releasing Party brings an action against the EXECUTIVE or any EXECUTIVE Released Party based on any released claims, or in the event that the COMPANY breaches this Agreement, the EXECUTIVE and any EXECUTIVE Released Party may, at its or her option and as applicable (i) plead this Agreement in bar to any such action; and (ii) seek any and all remedies available at law or in equity, including injunctive relief and monetary damages, costs and reasonable attorneys’ fees.

(c) In the event of either of the foregoing events as described in Paragraph 23(a) or 23(b), the prevailing Party in any such arbitration or proceeding shall be entitled to recover from the other Party its attorney’s fees, arbitration or court costs and other expenses incurred in connection with any such proceeding. Amounts, if any, paid to EXECUTIVE under this Paragraph 23 shall be in addition to all other amounts due to EXECUTIVE pursuant to this Agreement.

24.          Construction. No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted that provision. The captions and headings of the Paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Section, subsection, exhibit and paragraph references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, legal representatives, successors, executors, administrators and permitted assigns of such person.

25.          Severability. The terms of this Agreement are contractual and not a mere recital. If any provision or part of any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall, in such event, be construed as if such invalid and/or unenforceable provision had never been contained herein.

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26.          Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. This Agreement may be executed by each signatory with the application of an electronic or hand signature, either of which will have the same binding legal effect. A signed copy of this Agreement transmitted by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

27.          Notices. All notices relating to this Agreement shall be in writing, sent by reputable courier service (such as FedEx or DHL) or by email, and shall be deemed effective upon receipt. All notices relating to this Agreement shall be made as follows:

To EXECUTIVE:

Kim Roy

[Address omitted]

Email: [Omitted]

with a copy to:

Russ F. Jellinek, Esq.

Geist Schwarz & Jellinek, PLLC

4 Westchester Park Drive, Suite 100

White Plains, NY 10604

(914) 644-8300 (Phone)

(914) 644-8393 (Fax)

[Omitted] (Mobile)

Email: RJellinek@ssg-law.com

To the COMPANY:

General Counsel

The Children’s Place, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

Email: LegalDepartment@childrensplace.com

28.          Representations and Warranties. Each Party represents and warrants that:

(a) Each of the undersigned has the full legal right and capacity to enter into this Agreement and perform its obligations hereunder, including any third-party authorization necessary to release the claims it is releasing hereunder. This Agreement has been duly and validly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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(b) The execution and delivery by such Party of this Agreement, the performance by such Party of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not (i) result in the violation by such Party of any statute, law, rule, regulation, or ordinance or any judgment, decree, order, writ, permit, or license of any governmental or regulatory authority applicable to such Party, or (ii) require such Party to obtain any consent, approval or action of, make any filing with or give any notice to any person which action has not already been undertaken by such Party, except any such filing required by applicable law, regulation, statute or fiduciary obligation.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date referenced below with the intent to be bound by its terms and conditions.

EXECUTIVE

/s/ Kim Roy
BY: Kim Roy, in her individual capacity

DATE: July 23, 2026

COMPANY

By:	/s/ Muhammad Asif Seemab
The Children’s Place, Inc.
Muhammad Asif Seemab, President and Interim Chief Executive Officer

DATE: July 23, 2026

Schedule A

Separation Payment Dates

•	The first payday in August, 2026 after the Effective Date; i.e., either August 7, 2026 or August 21, 2026
•	September 4, 2026
•	October 2, 2026
•	November 13, 2026
•	December 11, 2026
•	January 8, 2027
•	February 5, 2027
•	March 5, 2027
•	April 2, 2027